Exhibit 5.2

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

October 28, 2025

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043

Ladies and Gentlemen:

We have acted as counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to: (a) the Company’s proposed offer and sale, from time to time, pursuant to Rule 415 under the Act, of an indeterminate amount of (i) shares of common stock, no par value, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) senior unsecured debt securities of the Company (the “Senior Debt Securities”); (iv) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants for the purchase of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below), Purchase Contracts (as defined below), Purchase Units (as defined below) and Units (as defined below) (the “Warrants”); (vi) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”); (vii) purchase contracts of the Company with regard to Common Stock, Preferred Stock or other Primary Securities (as defined below) of the Company (the “Purchase Contracts”); (viii) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and other Primary Securities or obligations issued by the Company or third parties, or any other Primary Securities described in a Prospectus Supplement or any combination of the foregoing; and (ix) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, Depository Shares and Purchase Contracts (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts and the Purchase Units, the “Primary Securities”); and (b) the proposed resale from time to time by one or more securityholders of the Company (the “Selling Securityholders”) of an indeterminate amount of shares of Common Stock (the “Secondary Securities” and, together with the Primary Securities, the “Securities”). The Selling Securityholders will be identified (i) in a Prospectus Supplement; (ii) in a post-effective amendment to the Registration Statement; or (iii) in filings the Company may make with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

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Each series of Senior Debt Securities will be issued pursuant to the Indenture, dated as of August 14, 2020, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.2 (as may be amended or supplemented from time to time, the “Senior Base Indenture”). Each series of Subordinated Debt Securities will be issued pursuant to an indenture, substantially in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Company and a trustee to be named in a Prospectus Supplement (as may be amended or supplemented from time to time, the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing (each, a “Supplemental Indenture Document”) thereunder establishing the form and terms of such series of Debt Securities.

The Depositary Shares and related depositary receipts evidencing the Depositary Shares (the “Receipts”) will be issued pursuant to one or more Deposit Agreements (each, a Deposit Agreement”) between the Company and the depositary named therein (a “Depositary”).

In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the 2005 Amended and Restated Articles of Incorporation of the Company and the Second Amended and Restated By-laws of the Company, each as amended to date (together, the “Company Organizational Documents”), (ii) the Senior Base Indenture, (iii) the form of Subordinated Base Indenture, (iii) originals, or copies certified or otherwise identified, of the corporate records of the Company, including minute books of the Company, as furnished to us by the Company, (iv) the Registration Statement and the Base Prospectus, (v) certificates of governmental and public officials and of officers and other representatives of the Company and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In giving the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents, and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the representations and warranties in the Indentures and other documents reviewed by us and the certificates, statements or other representations of officers or other representatives of the Company and of government and public officials.

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In connection with the opinions set forth herein, we have assumed that:

(i)          the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws under the Act and such effectiveness shall not have been terminated or rescinded;

(ii)          a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)          all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the applicable Prospectus Supplement;

(iv)          the Board of Directors of the Company (or, to the extent permitted by applicable law and the Company Organizational Documents, a duly constituted and acting committee thereof) (such Board of Directors or committee being hereinafter referred to as the “Board”) and the shareholders of the Company will have taken all necessary corporate action to authorize the creation and issuance of the Securities and any other Primary Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)          a definitive purchase agreement, underwriting agreement, warrant agreement, purchase contract agreement, unit agreement or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vi)          any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)          all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Primary Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

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(viii)          in the case of shares of Common Stock, Preferred Stock or Secondary Securities to be sold by the Selling Securityholders, (i) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Company Organizational Documents, (ii) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company Organizational Documents and not otherwise issued or reserved for issuance and (iii) the purchase price therefor payable to the Company by the Selling Securityholder, or the original purchaser of such shares, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Primary Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(ix)          in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations with respect to such series to be prepared and filed with the Secretary of State of the State of Minnesota;

(x)          in the case of Debt Securities of any series, (a) with respect to Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Base Indenture will have been duly authorized, executed and delivered by the Company and the trustee thereunder, and will not include any provision that is unenforceable; (b) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the applicable Indenture under which such Debt Securities will be issued, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company and the trustee thereunder, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (c) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the trustee thereunder; (d) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms; (e) the applicable Indenture under which such Debt Securities will be issued will have become duly qualified under the Trust Indenture Act of 1939, as amended; and (f) forms of Debt Securities complying with the terms of the applicable Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

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(xi)          in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Primary Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) at the time of execution, countersignature, issuance and delivery of any Warrants, the related warrant agreement will be the valid and binding obligation of the warrant agent, enforceable against such party in accordance with its terms; (d) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will be duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor provided therein;

(xii)          in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable Deposit Agreement will be duly authorized, executed and delivered by the Company and the Depositary appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement; (e) at the time of execution, countersignature, issuance and delivery of the Receipts, the related Deposit Agreement will be the valid and binding obligation of the Depositary, enforceable against such party in accordance with its terms; (f) the Preferred Stock underlying such Depositary Shares will be duly issued and deposited with the Depositary; (g) the Receipts will be duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (h) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (i) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xiii)          in the case of Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms of such Purchase Contracts and approve the purchase contract agreement relating thereto; (b) such Purchase Contracts and such purchase contract agreement will have been duly executed and delivered by the Company and the other parties thereto; (c) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related purchase contract agreement will be the valid and binding obligation of the counterparty, enforceable against such party in accordance with its terms; (d) the Common Stock, Preferred Stock or other Primary Securities of the Company relating to such Purchase Contracts will have been duly authorized for issuance by the Company; and (e) such Purchase Contracts and such purchase contract agreement will be governed by New York law and will not include any provision that is unenforceable;

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(xiv)          in the case of Purchase Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Purchase Units and the terms of the Securities included in such Purchase Units, if any; (b) the Purchase Units will have been duly executed and delivered by the Company and the other parties thereto; (c) action with respect to the Purchase Contracts included in such Purchase Units referred to in paragraph (xiii) above will have been taken and the actions with respect to such other Primary Securities referred to in paragraphs (i) through (xii) above and (xv) below, as the case may be, will have been taken with respect to such other Primary Securities included in such Purchase Units; (d) if such Purchase Units include securities other than Primary Securities, such other securities will have been duly and validly executed, issued and delivered by the Company or third parties and will be the valid and binding obligation of the Company or such third parties, enforceable against the Company or such third parties, as applicable, in accordance with their respective terms; and (e) any agreement or other instrument establishing such Purchase Units or defining the rights of the holders of such Purchase Units will be governed by New York law and will not contain any provision that is unenforceable; and

(xv)          in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Primary Securities included in such Units, and to approve the unit agreement relating thereto; (b) such Units, or certificates representing such Units, if any, and such unit agreement will have been duly executed and delivered by the parties thereto; (c) the actions referred to in paragraphs (i) through (xiii) above, as the case may be, will have been taken with respect to the Primary Securities included in such Units; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be the valid and binding obligation of the counterparty, enforceable against such party in accordance with its terms; (e) such Units and such unit agreement will be governed by New York law and will not contain any provision that is unenforceable; and (f) the terms of the Units and the related Primary Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Primary Securities to be issued pursuant to such Units).

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On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
The Debt Securities included in the Securities, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and be entitled to the benefit of the Indentures, provided that the enforceability is subject to (i) applicable bankruptcy, insolvency, arrangement, fraudulent transfer or conveyance, reorganization, preference, moratorium, conservatorship and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and comity, including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing (the “Enforceability Exceptions”).

2.
The Receipts representing the Depositary Shares, when issued, will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, provided that the enforceability is subject to the Enforceability Exceptions.

3.
The Warrants, Purchase Contracts, Purchase Units and Units, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, provided that the enforceability is subject to the Enforceability Exceptions.

The opinions set forth above in this opinion letter are limited in all respects to matters of the contract law of the State of New York, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

With respect to matters of Minnesota law, we note that you are relying on an opinion letter of Maslon LLP, which opinion letter is filed as Exhibit 5.1 to the Registration Statement. We express no opinion herein with regard to the matters set forth in such opinion letter, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.